FORM OF

State Street Institutional Investment Trust

4 Copley Place

Boston, Massachusetts 02116

SSgA Funds Management,

Inc. One Lincoln Street

Boston, Massachusetts 02111

June 19, 2014

Ladies and Gentlemen:

Reference is made to the Investment Advisory Agreement between us dated May 1, 2001 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide notice of the creation of sixteen additional series of State Street Institutional Investment Trust (the “Trust” and each, a “New Fund”, and collectively, the “New Funds”):

• State Street Global Managed Volatility Fund	• State Street Target Retirement 2025 Fund

• State Street Small Cap Emerging Markets Equity Fund	• State Street Target Retirement 2030 Fund

• State Street Opportunistic Emerging Markets Fund	• State Street Target Retirement 2035 Fund

• State Street Strategic Real Return Fund	• State Street Target Retirement 2040 Fund

• State Street Clarion Global Infrastructure & MLP Fund	• State Street Target Retirement 2045 Fund

• State Street Target Retirement Fund	• State Street Target Retirement 2050 Fund

• State Street Target Retirement 2015 Fund	• State Street Target Retirement 2055 Fund

• State Street Target Retirement 2020 Fund	• State Street Target Retirement 2060 Fund

• State Street Global Equity ex-U.S. Index Fund	• State Street Clarion Global Real Estate Income Fund

Additionally, the Trust is providing notice of the creation of the following four new series of the Trust (each, a “New Portfolio, and collectively, the “New Portfolios”):

• State Street Equity 500 Index II Portfolio	• State Street Global Equity ex-U.S. Index Portfolio

• State Street Strategic Real Return Portfolio	• State Street Aggregate Bond Index Portfolio

We request that you act as investment adviser under the Agreement with respect to each New Fund and New Portfolio.

Under the Agreement, the Adviser is entitled to receive, on a monthly basis, an investment advisory fee from the New Portfolios and New Funds. The advisory fee is a percentage of average daily net assets of each New Portfolio and New Fund, as follows:

State Street Equity 500 Index II Portfolio	0.00%
State Street Global Equity ex-U.S. Index Portfolio	0.00%
State Street Aggregate Bond Portfolio	0.00%
State Street Strategic Real Return Portfolio	0.00%
State Street Small Cap Emerging Markets Equity Fund	1.15%
State Street Opportunistic Emerging Markets Fund	0.95%
State Street Strategic Real Return Fund	0.20%
State Street Target Retirement Fund	0.05%
State Street Target Retirement 2015 Fund	0.05%
State Street Target Retirement 2020 Fund	0.05%
State Street Target Retirement 2025 Fund	0.05%
State Street Target Retirement 2030 Fund	0.05%
State Street Target Retirement 2035 Fund	0.05%
State Street Target Retirement 2040 Fund	0.05%
State Street Target Retirement 2045 Fund	0.05%
State Street Target Retirement 2050 Fund	0.05%
State Street Target Retirement 2055 Fund	0.05%
State Street Target Retirement 2060 Fund	0.05%

As consideration for the Adviser’s services to each of the State Street Clarion Global Real Estate Income Fund, State Street Global Equity ex-U.S. Index Fund, State Street Global Managed Volatility Fund and State Street Clarion Global Infrastructure & MLP Fund (each, a “Fund”), the Adviser shall receive from the Fund a fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentage of the Fund’s average daily net assets during the month, less the proportional amount of the advisory fee of an investment company the shares of which are the only investment security held by the Fund.

State Street Clarion Global Real Estate Income Fund	0.85%
State Street Global Equity ex-U.S. Index Fund	0.06%
State Street Global Managed Volatility Fund	0.75%
State Street Clarion Global Infrastructure & MLP Fund	0.90%

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records. This letter is intended to take effect as an instrument under seal.

Very truly yours,
State Street Institutional Investment Trust

By:
Ellen Needham, President

Accepted:

SSgA Funds Management, Inc.

By:
James E. Ross